                         NOTICE OF GUARANTEED DELIVERY
                                  TO TENDER TO

                        VOICESTREAM WIRELESS CORPORATION
                         11 5/8% SENIOR NOTES DUE 2006
                                      AND
                        11 5/8% SERIES A NOTES DUE 2006
                                       OF
                             OMNIPOINT CORPORATION
                                IN EXCHANGE FOR
                         10 3/8% SENIOR NOTES DUE 2009
                                       OF
                        VOICESTREAM WIRELESS CORPORATION
                           PURSUANT TO THE PROSPECTUS
                              DATED JUNE 14, 2000
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender the 11 5/8% Senior Notes due 2006 and 11 5/8% Series A Notes due 2006 of Omnipoint Corporation (collectively, the "Notes") pursuant to the Offers (as defined below) of VoiceStream Wireless Corporation (the "Offeror") if after the applicable Consent Date (as defined in the Prospectus) and prior to the Expiration Date (as defined in the Prospectus) (i) certificates representing Notes are not lost but are not immediately available,
(ii) time will not permit the Consent and Letter of Transmittal, certificates representing Notes and all other required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent") on or prior to the Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date, the Holders may effect a tender of Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "Procedures for Tendering Notes and Delivering Consents, Guaranteed Delivery." This Notice of Guaranteed Delivery may be delivered by mail or transmitted by telegram or facsimile transmission to the Exchange Agent. HOLDERS SHOULD NOTE THAT USE OF THIS NOTICE OF GUARANTEED DELIVERY IS NOT AVAILABLE UNTIL AFTER THE CONSENT DATE AND THAT TENDERS PURSUANT TO GUARANTEED DELIVERY PROCEDURES WILL NOT BE ACCEPTED PRIOR TO THAT TIME TO ENTITLE A HOLDER TO RECEIVE THE CONSENT PAYMENT. All terms used but not defined herein shall have the meanings assigned to such terms in the Prospectus.

            The Exchange Agent for the Offers and Solicitations is:

                      THE BANK OF NEW YORK, EXCHANGE AGENT

       By Registered or                      By Hand or                   Facsimile Transmission
        Certified Mail:                  Overnight Delivery:                      Number:
     THE BANK OF NEW YORK               THE BANK OF NEW YORK            (For Eligible Institutions
      101 Barclay Street                 101 Barclay Street                        Only)
      Reorg. Dep.-7 East                 Reorg. Dep.-7 East                   (212) 815-6339
      New York, NY 10286                 New York, NY 10286           Confirm Receipt of Facsimile by
    Attn: Carolle Montreuil            Attn: Carolle Montreuil                  Telephone:
                                                                              (212) 815-5920

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on a Consent and Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

Ladies and Gentlemen:

     By execution hereof, the undersigned acknowledges receipt of the Prospectus (as amended or supplemented from time to time, the "Prospectus") of VoiceStream Wireless Corporation, a Delaware corporation (the "Offeror") relating to 10 3/8% Senior Notes due 2009 of VoiceStream Wireless Corporation to be offered in exchange for 11 5/8% Senior Notes due 2006 and 11 5/8% Series A Notes due 2006 of Omnipoint Corporation (collectively, the "Notes"), and the accompanying Consent and Letter of Transmittal and instructions thereto (the "Consent and Letter of Transmittal" and, together with the Prospectus, the "Offer Documents"), which together constitute (i) the Offeror's offers (the "Offers") to exchange for notes of the Offeror any and all of the Notes, upon the terms and subject to the conditions set forth in the Prospectus, and (ii) the Offeror's solicitations (the "Solicitations") of consents (the "Consents") from registered holders of Notes to certain proposed amendments (the "Proposed Amendments"), as described in the Prospectus, to the respective Indentures governing such Notes.

     Upon the terms and subject to the conditions of the applicable Offers the undersigned hereby tenders to the Offeror the principal amount at maturity of Notes indicated below pursuant to the guaranteed delivery procedures described in the Offer Documents.

     In the event of a termination of an Offer, the Notes tendered pursuant to such Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered). If the Offeror makes a material change in the terms of an Offer, the Offeror will disseminate additional material in respect of such Offer and will extend such Offer, in each case to the extent required by law. If the applicable Solicitation is amended prior to the applicable Consent Date in a manner determined by the Offeror to constitute a material adverse change to the Holders, the Offeror promptly will disclose such amendment and, if necessary, extend such Solicitation for a period deemed by it to be adequate to permit Holders to revoke their Consents and withdraw their Notes.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Consent and Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

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

                            PLEASE SIGN AND COMPLETE

     This Notice of Guaranteed Delivery may only be used to tender Notes after the applicable Consent Date. This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by a participant in the Book-Entry Transfer Facility, exactly as such participant's name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holders(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and full title as indicated below and submit evidence satisfactory to the Offeror of such person's authority so to act.

Aggregate Principal Amount at Maturity of          Name(s) of Holder(s)
Notes Tendered and for which Consents are
given:

Certificate No(s). (if available):                 Address(es) of Holder(s):

CUSIP No.:
                                                                     ZIP CODE

Window Ticket No. (if any):                        Area Code and Tel. No.:

Check box if Notes will be tendered by book-       Name(s) of Authorized Signatory:
entry transfer:

[ ]  The Depository Trust Company                  Full Title:

Account Number:                                    Address(es) of Authorized Signatory:

Transaction Code Number:                           Area Code and Tel. No.:

Dated:                                             Signature(s) of Registered Holder of
                                                   Authorized Signatory:

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent either the certificates representing the Notes tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer Documents) of a transfer of such Notes, in any such case together with a properly completed and duly executed Consent and Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Consent and Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the Guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and certificates for the Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

                Name of Firm:
                                                                 (AUTHORIZED SIGNATURE)

                   Address:                                              Title:

                                                                         Date:
                  (ZIP CODE)

           Area Code and Tel. No.:

NOTE: DO NOT SEND NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TO THE EXCHANGE
      AGENT TOGETHER WITH PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

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